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                                                                    EXHIBIT 99.2


                               FORM OF MSF PROXY

MS FINANCIAL, INC.
715 S. PEAR ORCHARD ROAD, SUITE 300
RIDGELAND, MISSISSIPPI 39157

SPECIAL MEETING OF STOCKHOLDERS - JULY 31, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       The undersigned hereby appoints Vann R. Martin and R. Dale Miller or either of them as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock, $0.001 par value, of MS Financial, Inc. ("MSF") held of record by the undersigned on June 25, 1997, at the Special Meeting of Stockholders of MSF to be held on July 31, 1997, or any adjournment thereof.

       This Proxy when properly executed and returned in a timely manner will be voted at the Special Meeting and any adjournment thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal 1 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                 [Reverse Side]

  Please mark
[X] votes as in
  this example.

The Board of Directors unanimously recommends that you vote FOR Proposal 1:

1. Proposal to approve and adopt the Agreement and Plan of Merger and the transactions contemplated thereby, as described in the accompanying Joint Proxy Statement/Prospectus.

       FOR           AGAINST               ABSTAIN
       [_]             [_]                   [_]

2. In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment hereof.

                                           [_]    MARK HERE FOR ADDRESS CHANGE
                                                  AND NOTE AT LEFT

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:__________________________ Date:________

Signature:__________________________ Date:________